                                                                   EXHIBIT 99(a)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK & CO., INC. EMPLOYEE SAVINGS AND SECURITY PLAN
                            (FULL TITLE OF THE PLAN)





                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying Statements of Net Assets Available for Benefits of the Merck & Co., Inc. Employee Savings and Security Plan as of December 31, 1995 and 1994, and the related Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the Statements of Net Assets Available for Benefits and the Statement of Changes in Net Assets Available for Benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
May 22, 1996

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                               MERCK COMMON STOCK FUND
                                             ---------------------------
                                                (NON-                                      FIDELITY      FIDELITY      FIDELITY
                                             PARTICIPANT    (PARTICIPANT     FIDELITY       EQUITY-       GROWTH       GROWTH &
                                              DIRECTED;      DIRECTED;       MAGELLAN       INCOME        COMPANY       INCOME
                                TOTAL        SEE NOTE 1)    SEE NOTE 1)        FUND          FUND          FUND        PORTFOLIO
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
DECEMBER 31, 1995
- -----------------                                                          ------------------------------------------------------
Assets:
  Investments at market
    value.................. $1,310,187,757   $162,413,187   $749,525,828   $144,381,469   $11,810,154   $25,894,841   $30,827,770
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
  Receivables
    Employer's
      contribution.........      2,395,939      1,191,980        481,823        234,083        31,626        76,191        82,420
    Participants'
      contributions........      5,258,171             --      3,521,557        678,359        55,489       121,664       144,841
    Accrued interest and
      dividends............        117,021             --             --             --            --            --            --
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
      Total receivables....      7,771,131      1,191,980      4,003,380        912,442        87,115       197,855       227,261
                            --------------   ------------   ------------   ------------   -----------   -----------   -----------
Net assets available for
  benefits................. $1,317,958,888   $163,605,167   $753,529,208   $145,293,911   $11,897,269   $26,092,696   $31,055,031
                             =============    ===========    ===========    ===========    ==========    ==========    ==========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.


                                             FIDELITY
                               FIDELITY     RETIREMENT    FIDELITY     FIDELITY     FIDELITY
                             INTERMEDIATE     GROWTH        OTC        OVERSEAS     BALANCED
                              BOND FUND        FUND      PORTFOLIO       FUND         FUND
                             ------------   ----------   ----------   ----------   ----------
                               (PARTICIPANT DIRECTED; SEE NOTE 1)
DECEMBER 31, 1995
- -----------------             ---------------------------------------------------------------
Assets:
  Investments at market
    value..................   $10,005,333  $11,431,417  $13,252,190  $13,137,278  $47,696,317
                              -----------  -----------  -----------  -----------  -----------
  Receivables
    Employer's
      contribution.........        25,157       35,460       46,242       40,252       59,180
    Participants'
      contributions........        47,009       53,709       62,264       61,724      224,095
    Accrued interest and
      dividends............            --           --           --           --           --
                              -----------  -----------  -----------  -----------   ----------
      Total receivables....        72,166       89,169      108,506      101,976      283,275
                              -----------  -----------  -----------  -----------  -----------
Net assets available for
  benefits.................   $10,077,499  $11,520,586  $13,360,696  $13,239,254  $47,979,592
                              ===========  ===========  ===========  ===========  ===========

                                             FIDELITY
                               FIDELITY     RETIREMENT     FIDELITY
                              RETIREMENT    GOVERNMENT    U.S. EQUITY   PARTICIPANTS'
                                 MONEY         MONEY         INDEX          LOAN
                                MARKET        MARKET       PORTFOLIO      ACCOUNT
                              -----------   -----------   -----------   ------------

DECEMBER 31, 1995
- -----------------             ------------------------------------------------------
Assets:
  Investments at market
    value..................   $23,490,236   $30,212,509    $7,479,999    $28,629,229
                              -----------   -----------    ----------    -----------
  Receivables
    Employer's
      contribution.........        26,355        36,658        28,512             --
    Participants'
      contributions........       110,366       141,950        35,144             --
    Accrued interest and
      dividends............            --            --            --        117,021
                               ----------    ----------    ----------     ----------
      Total receivables....       136,721       178,608        63,656        117,021
                               ----------    ----------    ----------     ----------
Net assets available for
  benefits.................   $23,626,957   $30,391,117    $7,543,655    $28,746,250
                              ===========   ===========    ==========    ===========


  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                       MERCK COMMON STOCK
                                                    -------------------------
                                                       (NON-                                  FIDELITY     FIDELITY     FIDELITY
                                                    PARTICIPANT   (PARTICIPANT   FIDELITY      EQUITY-      GROWTH      GROWTH &
                                                     DIRECTED;     DIRECTED;     MAGELLAN      INCOME      COMPANY       INCOME
                                         TOTAL      SEE NOTE 1)   SEE NOTE 1)      FUND         FUND         FUND      PORTFOLIO
                                     ------------  ------------  ------------  ------------  ----------  -----------  -----------
DECEMBER 31, 1994
- -----------------                                                               -------------------------------------------------
Assets:
  Investments at market value....... $825,705,902  $179,741,791  $356,000,582  $102,167,054  $6,753,243  $13,132,424  $15,891,726
                                     ------------   -----------   -----------   -----------   ---------   ----------   ----------
  Receivables
    Employer's contribution.........    1,306,537     1,306,537            --            --          --           --           --
    Participants' contributions.....    4,808,902            --     2,762,657       792,851      52,409      101,914      123,325
    Accrued interest and dividends..    4,362,375     1,413,086     2,810,697            --          --           --           --
                                     ------------   -----------   -----------   -----------   ---------   ----------   ----------
      Total receivables.............   10,477,814     2,719,623     5,573,354       792,851      52,409      101,914      123,325
                                     ------------   -----------   -----------   -----------   ---------   ----------   ----------
      Total assets..................  836,183,716   182,461,414   361,573,936   102,959,905   6,805,652   13,234,338   16,015,051
                                     ------------   -----------   -----------   -----------   ---------   ----------   ----------
Interfund (payable) receivable......           --            --       171,632       (80,642)   (158,538)      (6,079)      26,823
                                     ------------   -----------   -----------   -----------   ---------   ----------   ----------
Net assets available for benefits... $836,183,716  $182,461,414  $361,745,568  $102,879,263  $6,647,114  $13,228,259  $16,041,874
                                     ============  ============  ============  ============  ==========  ===========  ===========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.


                                                      FIDELITY                                           FIDELITY
                                         FIDELITY    RETIREMENT   FIDELITY     FIDELITY     FIDELITY    RETIREMENT
                                       INTERMEDIATE    GROWTH        OTC       OVERSEAS     BALANCED       MONEY
                                        BOND FUND       FUND      PORTFOLIO      FUND         FUND        MARKET
                                       ------------  ----------   ---------   ----------   ----------   -----------
                                       (PARTICIPANT DIRECTED; SEE NOTE 1)
DECEMBER 31, 1994
- -----------------                      ----------------------------------------------------------------------------
Assets:
  Investments at market value.......   $5,933,665    $7,040,130  $5,453,349  $12,113,356  $46,358,382   $19,857,114
                                       ----------    ----------  ----------  -----------  -----------   -----------
  Receivables
    Employer's contribution.........           --            --          --           --           --            --
    Participants' contributions.....       46,046        54,636      42,321       94,004      359,752       153,865
    Accrued interest and dividends..           --            --          --           --           --            --
                                       ----------     ---------   ---------   ----------   ----------    ----------
      Total receivables.............       46,046        54,636      42,321       94,004      359,752       153,865
                                       ----------     ---------   ---------   ----------   ----------    ----------
      Total assets..................    5,979,711     7,094,766   5,495,670   12,207,360   46,718,134    20,010,979
                                       ----------     ---------   ---------   ----------   ----------    ----------
Interfund (payable) receivable......       (1,909)       18,261       5,333       (9,580)      45,979           123
                                       ----------     ---------   ---------   ----------   ----------    ----------
Net assets available for benefits...   $5,977,802    $7,113,027  $5,501,003  $12,197,780  $46,764,113   $20,011,102
                                       ==========    ==========  ==========  ===========  ===========   ===========

                                        FIDELITY
                                       RETIREMENT     FIDELITY
                                       GOVERNMENT    U.S. EQUITY   PARTICIPANTS'
                                          MONEY         INDEX          LOAN
                                         MARKET       PORTFOLIO      ACCOUNT
                                       -----------   -----------   ------------
DECEMBER 31, 1994
- -----------------                      ----------------------------------------
Assets:
  Investments at market value.......   $26,376,015    $2,635,577    $26,251,494
                                       -----------    ----------    -----------
  Receivables
    Employer's contribution.........            --            --             --
    Participants' contributions.....       204,670        20,452             --
    Accrued interest and dividends..            --            --        138,592
                                        ----------     ---------     ----------
      Total receivables.............       204,670        20,452        138,592
                                        ----------     ---------     ----------
      Total assets..................    26,580,685     2,656,029     26,390,086
                                        ----------     ---------     ----------
Interfund (payable) receivable......        (9,137)       (2,266)            --
                                        ----------     ---------     ----------
Net assets available for benefits...   $26,571,548    $2,653,763    $26,390,086
                                       ===========    ==========    ===========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                    MERCK COMMON STOCK FUND
                                                   -------------------------
                                                      (NON-                                   FIDELITY     FIDELITY     FIDELITY
                                                   PARTICIPANT   (PARTICIPANT   FIDELITY      EQUITY-       GROWTH      GROWTH &
                                                    DIRECTED;     DIRECTED;     MAGELLAN       INCOME      COMPANY       INCOME
                                      TOTAL        SEE NOTE 1)   SEE NOTE 1)      FUND          FUND         FUND      PORTFOLIO
                                  --------------   -----------   -----------   -----------   ----------   ----------   ----------
YEAR ENDED DECEMBER 31, 1995
- ----------------------------                                                   --------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation in market
      value of investments....... $  433,796,576  $ 36,825,118  $347,194,070  $ 28,616,682  $ 1,736,028  $ 4,444,288  $ 5,418,587
    Interest.....................      2,091,669       177,243     1,059,223       325,277       32,663       63,165       66,599
    Dividends....................     32,021,542     3,606,188     9,406,926     8,351,350      627,517    1,183,600    1,407,536
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
      Total income on
        investments..............    467,909,787    40,608,549   357,660,219    37,293,309    2,396,208    5,691,053    6,892,722
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
  Contributions to the Plan
    By participants..............     68,397,620            --    29,989,533    12,516,220    1,546,846    3,637,269    4,170,621
    By the employer..............     24,096,964    15,604,419     3,401,193     1,648,589      223,168      507,492      575,909
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
      Total contributions........     92,494,584    15,604,419    33,390,726    14,164,809    1,770,014    4,144,761    4,746,530
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
      Total additions............    560,404,371    56,212,968   391,050,945    51,458,118    4,166,222    9,835,814   11,639,252
                                  --------------   -----------   -----------   -----------   ----------   ----------   ----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants.................    (62,030,062)  (10,393,009)  (30,386,420)   (5,301,092)    (419,992)  (2,232,424)    (928,012)
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
Transfers among funds and plans:
  Net reallocations..............    (16,599,137)  (64,433,537)   34,262,428    (3,245,795)   1,518,613    5,311,798    4,282,360
  Loans to participants..........             --    (1,139,299)   (8,253,897)   (2,006,559)    (149,136)    (368,836)    (323,687)
  Loan repayments by
    participants.................             --       896,630     5,110,584     1,509,976      134,448      318,085      343,244
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
      Net transfers among funds
        and plans................    (16,599,137)  (64,676,206)   31,119,115    (3,742,378)   1,503,925    5,261,047    4,301,917
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
      Total deductions and net
        transfers among funds
        and plans................    (78,629,199)  (75,069,215)      732,695    (9,043,470)   1,083,933    3,028,623    3,373,905
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
        Net increase/(decrease)..    481,775,172   (18,856,247)  391,783,640    42,414,648    5,250,155   12,864,437   15,013,157
Net assets available for benefits
        Beginning of year........    836,183,716   182,461,414   361,745,568   102,879,263    6,647,114   13,228,259   16,041,874
                                  --------------  ------------  ------------  ------------  -----------  -----------  -----------
        End of year.............. $1,317,958,888  $163,605,167  $753,529,208  $145,293,911  $11,897,269  $26,092,696  $31,055,031
                                  ==============  ============  ============  ============  ===========  ===========  ===========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                                                    FIDELITY
                                      FIDELITY     RETIREMENT     FIDELITY      FIDELITY      FIDELITY
                                    INTERMEDIATE     GROWTH          OTC        OVERSEAS      BALANCED
                                     BOND FUND        FUND        PORTFOLIO       FUND          FUND
                                    ------------   -----------   -----------   -----------   -----------
                                       (PARTICIPANT DIRECTED; SEE NOTE 1)
YEAR ENDED DECEMBER 31, 1995
- ----------------------------        ----------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation in market
      value of investments.......   $    429,797   $   961,700   $ 1,786,549   $   685,946   $ 4,454,594
    Interest.....................         16,669        36,798        33,157        44,961       105,121
    Dividends....................        488,377     1,078,982       728,284       303,132     2,044,487
                                    ------------   -----------   -----------   -----------   -----------
      Total income on
        investments..............        934,843     2,077,480     2,547,990     1,034,039     6,604,202
                                    ------------   -----------   -----------   -----------   -----------
  Contributions to the Plan
    By participants..............      1,254,452     2,049,800     2,099,929     2,442,989     3,641,614
    By the employer..............        176,394       258,551       310,762       290,614       444,528
                                    ------------   -----------   -----------   -----------   -----------
      Total contributions........      1,430,846     2,308,351     2,410,691     2,733,603     4,086,142
                                    ------------   -----------   -----------   -----------   -----------
      Total additions............      2,365,689     4,385,831     4,958,681     3,767,642    10,690,344
                                    ------------   -----------   -----------   -----------   -----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants.................       (354,690)     (364,604)     (200,737)     (516,251)   (3,125,826)
                                    ------------   -----------   -----------   -----------   -----------
Transfers among funds and plans:
  Net reallocations..............      2,103,102       357,554     3,119,167    (2,115,074)   (6,333,440)
  Loans to participants..........        (99,917)     (212,727)     (184,468)     (291,805)     (509,710)
  Loan repayments by
    participants.................         85,513       241,505       167,050       196,962       494,111
                                    ------------   -----------   -----------   -----------   -----------
      Net transfers among funds
        and plans................      2,088,698       386,332     3,101,749    (2,209,917)   (6,349,039)
                                    ------------   -----------   -----------   -----------   -----------
      Total deductions and net
        transfers among funds
        and plans................      1,734,008        21,728     2,901,012    (2,726,168)   (9,474,865)
                                    ------------   -----------   -----------   -----------   -----------
        Net increase/(decrease)..      4,099,697     4,407,559     7,859,693     1,041,474     1,215,479
Net assets available for benefits
        Beginning of year........      5,977,802     7,113,027     5,501,003    12,197,780    46,764,113
                                    ------------   -----------   -----------   -----------   -----------
        End of year..............   $ 10,077,499   $11,520,586   $13,360,696   $13,239,254   $47,979,592
                                    ============   ===========   ===========   ===========   ===========

                                                   FIDELITY
                                     FIDELITY     RETIREMENT     FIDELITY
                                    RETIREMENT    GOVERNMENT    U.S. EQUITY   PARTICIPANTS'
                                       MONEY         MONEY         INDEX          LOAN
                                      MARKET        MARKET       PORTFOLIO      ACCOUNT
                                    -----------   -----------   -----------   ------------

YEAR ENDED DECEMBER 31, 1995
- ----------------------------        ------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation in market
      value of investments.......   $        --   $        --   $ 1,243,217   $         --
    Interest.....................        51,904        62,321        16,568             --
    Dividends....................     1,181,233     1,464,535       149,395             --
                                    -----------   -----------   -----------   ------------
      Total income on
        investments..............     1,233,137     1,526,856     1,409,180             --
                                    -----------   -----------   -----------   ------------
  Contributions to the Plan
    By participants..............     1,719,780     2,076,359     1,252,208             --
    By the employer..............       199,513       264,348       191,484             --
                                    -----------   -----------   -----------   ------------
      Total contributions........     1,919,293     2,340,707     1,443,692             --
                                    -----------   -----------   -----------   ------------
      Total additions............     3,152,430     3,867,563     2,852,872             --
                                    -----------   -----------   -----------   ------------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants.................    (3,079,063)   (2,469,683)     (181,123)    (2,077,136)
                                    -----------   -----------   -----------   ------------
Transfers among funds and plans:
  Net reallocations..............     3,687,360     2,594,557     2,213,399         78,371
  Loans to participants..........      (349,419)     (463,335)      (82,719)    14,435,514
  Loan repayments by
    participants.................       204,547       290,467        87,463    (10,080,585)
                                    -----------   -----------   -----------   ------------
      Net transfers among funds
        and plans................     3,542,488     2,421,689     2,218,143      4,433,300
                                    -----------   -----------   -----------   ------------
      Total deductions and net
        transfers among funds
        and plans................       463,425       (47,994)    2,037,020      2,356,164
                                    -----------   -----------   -----------   ------------
        Net increase/(decrease)..     3,615,855     3,819,569     4,889,892      2,356,164
Net assets available for benefits
        Beginning of year........    20,011,102    26,571,548     2,653,763     26,390,086
                                    -----------   -----------   -----------   ------------
        End of year..............   $23,626,957   $30,391,117   $ 7,543,655   $ 28,746,250
                                    ===========   ===========   ===========   ============

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Through June 30, 1995, regular full-time, part-time, and temporary employees of the Company and of certain wholly-owned subsidiaries as defined by the Plan who had completed at least one year of employment and were not covered by a collective bargaining agreement were eligible to participate in the Plan. Effective July 1, 1995, these individuals became eligible to enroll in the Plan as of the first day of the third month following their date of hire.

     The Plan is administered by a management committee appointed by the Chief Executive Officer. All costs of administering the Plan are borne by the Company.

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. In addition, the Company matched 50% of employee contributions up to 5% of base pay per pay period until June 30, 1995. Effective July 1, 1995, the Company match was increased to 75% of employee contributions up to 6% of base pay per pay period. Prior to July 1, 1995, Company matching contributions were invested entirely in Merck Common Stock (Non-participant directed), and could not be reallocated into any other investment option. Effective July 1, 1995, the following age parameters were implemented for the investment of Company matching contributions:

     Under age 50 -- 50% of Company matching contributions is invested in the Merck Common Stock Fund (Non-participant directed) and 50% is invested in the funds to which the participant is currently contributing (Participant directed). Participants were also given the option to reallocate 50% of the existing Company match balance to any of the available fund options.

     Age 50 and above -- Participants were given the option to invest all Company matching contributions in any of the available fund options (Participant directed).

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). The following is a brief description of each option:

     Merck Common Stock Fund

     Effective October 5, 1995, investments in Merck Common Stock were transferred to the Merck Common Stock Fund. The Merck Common Stock Fund invests primarily in Merck Common Stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of the Company. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Magellan Fund

     Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Fidelity Growth Company Fund

     Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     Fidelity Intermediate Bond Fund

     This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     Fidelity Retirement Growth Fund

     Funds are invested primarily in common stocks of domestic or foreign issuers, although they can be invested in all types of securities. Foreign securities may involve a higher degree of risk. The fund's emphasis is on the realization of capital gains rather than on dividend income.

     Fidelity OTC Portfolio

     Funds are invested primarily in securities traded on the over-the-counter
(OTC) securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     Fidelity Overseas Fund

     Funds are invested primarily in foreign securities.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Balanced Fund

     Funds are invested in a broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     Fidelity U.S. Equity Index Portfolio

     Funds are primarily invested in securities of the companies which comprise the S&P 500 Index.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their account balances.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1995 and 1994, net assets available for benefits included distributions in process of payment of $3,314,348 and $6,440,288, respectively.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

date. The appreciation in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the Statement of Changes in Net Assets Available for Benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments.

 3.  INCOME TAXES:

     Prior to December 31, 1995, the Plan was amended to meet certain requirements of the Tax Reform Act of 1986. The Plan obtained a favorable tax determination letter from the Internal Revenue Service on September 18, 1995, and the Plan sponsor believes that the Plan continues to qualify and to operate as designed.

 4.  OTHER MATTERS:

     In January and February 1995, the Company sold its Calgon Vestal Laboratories business and Kelco business, respectively. Pursuant to the Plan, employees of these businesses who were participants in the Plan were entitled to leave their account balances in the Plan with no further employee or Merck matching contributions, or take distribution of their account balances as a lump sum or ten year annuity.

     On January 1, 1995, Merck transferred the employees of its Astra/Merck Group into a joint venture that continued on as Astra Merck, Inc., in which Merck and Astra AB each have 50% ownership. As part of this arrangement, the account balances of the Plan participants employed by Astra/Merck Group were transferred into a new savings plan affiliated with the joint venture.

     Net reallocations in 1995 of ($16,599,137) consist of $1,076,434 transferred between the Plan and the Merck & Co., Inc. Employee Stock Purchase and Savings Plan for employees who changed their status during the year, ($17,777,466) for Astra/Merck employees who were transferred into a new savings plan for the joint venture Astra Merck, Inc., and other adjustments of $101,895.

                                                           SCHEDULE I
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

          ITEM 27A -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1995

                                                                         NUMBER OF
                            NAME OF ISSUER                            UNITS/SHARES AT
                          AND TITLE OF ISSUE                          CLOSE OF PERIOD        COST         CURRENT VALUE
                          ------------------                          ---------------        ----         -------------
Merck Common Stock Fund...............................................   82,156,668      $420,984,365     $  911,939,015
Fidelity Magellan Fund................................................    1,679,245       112,722,841        144,381,469
Fidelity Equity-Income Fund...........................................      311,367        12,729,403         11,810,154
Fidelity Growth Company Fund..........................................      713,552        27,749,867         25,894,841
Fidelity Growth & Income Portfolio....................................    1,139,659        29,429,277         30,827,770
Fidelity Intermediate Bond Fund.......................................      961,127         9,157,450         10,005,333
Fidelity Retirement Growth Fund.......................................      628,446        11,755,038         11,431,417
Fidelity OTC Portfolio................................................      436,934        13,077,881         13,252,190
Fidelity Overseas Fund................................................      451,919        14,389,715         13,137,278
Fidelity Balanced Fund................................................    3,527,834        40,331,078         47,696,317
Fidelity Retirement Money Market......................................   23,490,236        20,830,580         23,490,236
Fidelity Retirement Government Money Market...........................   30,212,509        25,408,725         30,212,509
Fidelity U.S. Equity Index Portfolio..................................      331,414         7,639,607          7,479,999
Participants' Loan Account (with interest rates ranging from 6.5% to
  11.0%)..............................................................           --        28,629,229         28,629,229
                                                                                          -----------     --------------
        Total Investments.............................................                   $774,835,056     $1,310,187,757
                                                                                          ===========      =============

                                                           SCHEDULE II
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                ITEM 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                              CURRENT
                                                                                               VALUE
                                                                                             OF ASSETS
                                                                                                ON
       IDENTITY OF PARTY INVOLVED             PURCHASE        SELLING         COST OF       TRANSACTION
        AND DESCRIPTION OF ASSET                PRICE          PRICE           ASSET           DATE          NET GAIN
- -----------------------------------------    -----------     ----------     -----------     -----------     ----------
Merck Common Stock
   138 purchase transactions.............   $ 64,223,092   $         --    $ 64,223,092    $ 64,223,092    $        --
   101 sales transactions................             --    892,905,316     872,570,388     892,905,316     20,334,928
Merck Common Stock Fund
   58 purchase transactions..............    850,140,885             --     850,140,885     850,140,885             --
   60 sales transactions.................             --     29,275,311      14,006,438      29,275,311     15,268,873
Fidelity Magellan Fund
   244 purchase transactions.............     33,656,269             --      33,656,269      33,656,269             --
   227 sales transactions................             --     20,058,535      17,193,527      20,058,535      2,865,008

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 22, 1996 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Savings and Security Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-50667, 33-51235, 33-53463, 33-64273 and 33-64665) and on Form S-3
(Nos. 33-60322, 33-39349, 33-51785 and 33-57421). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 21, 1996